FOR IMMEDIATE ISSUE

STAGWELL INC. (NASDAQ: STGW) REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026

Q3 YoY Revenue Growth of 10% to $816 million; Q3 YoY Net Revenue Growth of 8% to $664 million
Q3 YoY Digital Transformation Organic Net Revenue Growth of 23%; Q3 YoY The Marketing Cloud Organic Net Revenue Growth of 108%; Enterprise Technology Products Contracted to Date of $59 million More Than Double Initial 2026 Goal
Q3 EPS of $0.07; Q3 Adjusted EPS Growth YoY of 42% to $0.34
Q3 Net Income Attributable to Stagwell Inc. Common Shareholders of $18 million; Q3 Adjusted EBITDA Growth YoY of 25% to $145 million
Year-to-Date Net Cash Provided by Operating Activities Increased 396% YoY to $152 million; Year-to-Date Free Cash Flow Increased 227% YoY to $52 million
Net New Business of $168 million in Q3; LTM Net New Business of $586 million
Largest Multi-Agency Deal in Stagwell History With ServiceNow; Secured First Major Federal Government Win; Expanded Partnership with Palantir
Raise Full-Year Adjusted EBITDA Guidance to $490 million to $540 million; Raise Full-Year Adjusted EPS Guidance to $1.07 to $1.21

New York, NY, October 29, 2026 (NASDAQ: STGW) – Stagwell Inc. (“Stagwell”) today announced financial results for the three and nine months ended September 30, 2026.

THIRD QUARTER RESULTS:

•Q3 Revenue of $816 million, an increase of 10% versus the prior year period; YTD Revenue of $2,306 million, an increase of 10%;
•Q3 Revenue increased 11% organically versus the prior year period; YTD Revenue increased 9% organically;
•Q3 Net Revenue of $664 million, an increase of 8% versus the prior year period; YTD Net Revenue of $1,880 million, an increase of 6%;
•Q3 Net Revenue increased 7% organically versus the prior year period; YTD Net Revenue increased 5% organically;

•Q3 Digital Transformation Net Revenue of $119 million, an organic increase of 23% versus the prior year period;
•Two-Year Net Revenue Growth Stack for Digital Transformation of 38%, Two-Year Organic Net Revenue Growth Stack for Digital Transformation of 30%;
•Q3 The Marketing Cloud Net Revenue of $56 million, an organic increase of 108% versus the prior year period;
•YTD enterprise technology products contracted to date of $59 million, more than double initial FY26 target;
•Q3 Net Income attributable to Stagwell Inc. Common Shareholders of $18 million versus $25 million in the prior year period; YTD Net Loss attributable to Stagwell Inc. Common Shareholders of $3 million versus income of $16 million in the prior year period;
•Q3 Adjusted EBITDA of $145 million, an increase of 25% versus the prior year period; YTD Adjusted EBITDA of $343 million an increase of 17%;
•Q3 Adjusted EBITDA Margin of 22% on net revenue; YTD Adjusted EBITDA Margin of 18%;
•Q3 Earnings Per Share attributable to Stagwell Inc. Common Shareholders of $0.07 versus $0.09; YTD Loss Per Share attributable to Stagwell Inc. Common Shareholders of $(0.01) versus Earnings Per Share of $0.04 in the prior year period;
•Q3 Adjusted Earnings Per Share attributable to Stagwell Inc. Common Shareholders of $0.34 versus $0.24; YTD Adjusted Earnings Per Share attributable to Stagwell Inc. Common Shareholders of $0.77 versus $0.54 in the prior year period;
•YTD Net Cash provided by Operating Activities of $152 million versus $31 million in the prior year period;
•Net new business of $168 million in the third quarter, last twelve-month net new business of $586 million
See “Non-GAAP Financial Measures” below for explanations and reconciliations of the Company’s non-GAAP financial measures.

“This is the biggest quarter in Stagwell’s history. It shows we are on track to become number one in marketing transformation,” said Mark Penn, Chairman and CEO of Stagwell. “Software products, like our agentic Stagwell Machines, and the Digital Transformation segment are driving our business as we pivot from primarily marketing services to AI-powered marketing transformation. We have more than doubled our initial Enterprise Technology Bookings goal for the year, saw 23% organic net revenue growth in Digital Transformation, and 108% organic growth in The Marketing Cloud."

Ryan Greene, Chief Financial Officer, added: “The third quarter was Stagwell’s largest ever on virtually every metric. Organic net revenue for the company grew more than 7% year-over-year to $664 million, while our adjusted EBITDA grew 25% to $145 million, and our adjusted EPS grew 42% to $0.34. These improved earnings also contributed to a more than 400% increase in operating cash flow year to date. Net leverage now stands at 2.7x, a 0.7x improvement year-over-year, and our lowest ever third quarter ratio. Results through the first three quarters give us the confidence to raise our adjusted EBITDA and adjusted EPS guidance today.”

Financial Outlook
2026 financial guidance is updated as follows:
•Raise Adjusted EBITDA to $490 million to $540 million

•Raise Adjusted EPS to $1.07 - $1.21
•Reiterate Total Net Revenue growth of 8% to 12%
•Reiterate Free Cash Flow Conversion of 50% to 60%
•Guidance includes anticipated impact from acquisitions or dispositions.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2026 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

Video Webcast
Management will host a video webcast on Thursday, October 29, 2026, at 8:30 a.m. (ET) to discuss results for Stagwell Inc. for the three and nine months ended September 30, 2026. The video webcast will be accessible at https://edge.media-server.com/mmc/p/qudoyxam/. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the webcast.

A recording of the webcast will be accessible one hour after the webcast and available for ninety days at www.stagwellglobal.com.

Stagwell Inc.
Stagwell is the global challenger network transforming marketing through AI. We deliver scaled creative performance for the world's most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our specialists in 40+ countries are unified under a single purpose: to drive effectiveness and improve business results for our clients. Join us at www.stagwellglobal.com.

Contacts
For Investors:
Ben Allanson
IR@stagwellglobal.com

For Press:
Lena Petersen
PR@stagwellglobal.com

Non-GAAP Financial Measures
In addition to its reported results, Stagwell Inc. has included in this earnings release certain financial results that the Securities and Exchange Commission (“SEC”) defines as “non-GAAP Financial Measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:
(1) Organic Net Revenue: “Organic net revenue growth (decline)” reflects the year-over-year change in the Company’s reported net revenue attributable to the Company’s management of the entities it owns. We calculate organic net revenue growth (decline) by subtracting the net impact of acquisitions (divestitures) and the impact of foreign currency exchange fluctuations from the aggregate year-over-year increase or decrease in the Company’s reported net revenue. The net impact of acquisitions (divestitures) reflects the year-over-year change in the

Company’s reported net revenue attributable to the impact of all individual entities that were acquired or divested in the current and prior year. We calculate the impact of an acquisition as follows: (a) for an entity acquired during the current year, we present the entity’s current period reported revenue as the impact of the acquisition in the current year; and (b) for an entity acquired in the prior year, we present an amount equal to the entity’s current year net revenue for the same period during which we didn’t own the entity in the prior year as the impact of the acquisition in the current year. We calculate the impact of a divestiture as follows: (a) for a divestiture in the current year, we present the entity’s prior year net revenue for the same period during which we no longer owned it in the current year as impact of the divestiture in the current year; and (b) for a divestiture in the prior year, we present the entity’s prior year net revenue for the period during which we owned it in the prior year as impact of the divestiture in the current year. We calculate the impact of any acquisition or divestiture without adjusting for foreign currency exchange fluctuations. The impact of foreign currency exchange fluctuations reflects the year-over-year change in the Company’s reported net revenue attributable to changes in foreign currency exchange rates. We calculate the impact of foreign currency exchange fluctuations for the portion of the reporting period in which we recognized revenue from a foreign entity in both the current year and the prior year. The impact is calculated as the difference between (1) reported prior period net revenue (converted to U.S. dollars at historical foreign currency exchange rates) and (2) prior period net revenue converted to U.S. dollars at current period foreign exchange rates.
(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: is defined as Net income (loss) attributable to Stagwell Inc. common shareholders excluding non-operating income or expense, income tax expense or benefit, equity in income or loss of non-consolidated entities and net income or loss attributable to noncontrolling and redeemable noncontrolling interest holders to achieve Operating income (loss), plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, impairment and other losses, and other items. Other items primarily include restructuring, certain system implementation costs, working capital administrative fees, acquisition-related expenses, and other non-recurring income and expenses. Adjusted EBITDA for our reportable segments is reconciled to Operating income (loss), as Net income (loss) is not relevant for a reportable segment financial metric.
(4) Adjusted Diluted EPS: is defined as Adjusted Net Income (loss) attributable to Stagwell Inc. common and Class C shareholders, divided by the diluted weighted average shares outstanding. Adjusted Net Income represents net income (loss) attributable to Stagwell Inc. common and Class C shareholders, excluding amortization, impairment and other losses, stock-based compensation, deferred acquisition consideration adjustments, discrete tax items, and other items (as defined above), allocated between the two share classes based on their respective income allocation percentages using a normalized effective tax rate. The diluted weighted average shares outstanding includes the diluted weighted average common shares outstanding plus Class C common stock, par value $0.00001 per share (the “Class C Common Stock”) as if converted to shares of Class A Common Stock if not included because they were anti-dilutive.
(5) Free Cash Flow: defined as consolidated net cash flow from operations less cash outflow from capital expenditures and capitalized software, excluding material nonrecurring capital purchases. Free Cash Flow Conversion is the percentage of adjusted EBITDA.
Included in this earnings release are tables reconciling reported Stagwell Inc. results to arrive at certain of these non-GAAP financial measures.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s representatives may also make forward-looking statements orally or in writing from time to time. Statements in this document that are not historical facts, including, statements about the Company’s beliefs and expectations, future financial performance, growth, and future prospects, the Company’s strategy, business and economic trends and growth, technological leadership and differentiation, potential and completed acquisitions, anticipated and actual operating efficiencies and synergies and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Forward-looking statements, which are generally denoted by words such as “ability,” “aim,” “anticipate,” “assume,” “believe,” “better,” “build,” “consider,” “continue,” “could,” “depend,” “develop, “drive,” “enhance,” “estimate,” “evaluate,” “expand,” “expect,” “focus,” “forecast,” “future,” “grow,” “guidance,” “illustrative,” “improve,” “intend,” “likely,” “maintain,” “may,” “objective,” “ongoing,” “opportunity,” “optimize,” “outlook,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “realize,” “remain,” “scenario,” “seek,” “should,” “strategy,” “sufficient,” “support,” “target,” “will,” “would” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section.

Forward-looking statements in this document are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to general business, economic and market conditions, the competitive environment, anticipated and unanticipated tax consequences and anticipated and unanticipated costs. These forward-looking statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•risks associated with international, national and regional unfavorable economic conditions, including the effect of changing tariffs and other trade policies, inflation and other macroeconomic factors that could affect the Company or its clients;
•demand for the Company’s services, which may precipitate or exacerbate other risks and uncertainties;
•inflation and actions taken by central banks to address inflation, including changes in interest rates;
•the Company’s ability to attract new clients and retain existing clients;
•the impact of a reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•financial failure of the Company’s clients;
•the Company’s ability to retain and attract key employees;
•the Company’s ability to compete in the markets in which it operates;
•the Company’s ability to achieve its cost saving initiatives;
•the Company’s implementation of strategic initiatives;
•the Company’s ability to remain in compliance with its debt agreements, and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests, deferred acquisition consideration and profit interests;
•the Company’s ability to manage its growth effectively;
•the Company’s ability to identify and complete acquisitions or other strategic transactions that complement and expand the Company’s business capabilities and successfully integrate newly acquired businesses into the Company’s operations, retain key employees, and realize cost savings, synergies and other related anticipated benefits within the expected time period;
•the Company’s ability to identify and complete divestitures and to achieve the anticipated benefits therefrom;
•the Company’s ability to develop products incorporating new technologies, including augmented reality, artificial intelligence, and virtual reality, and realize benefits from such products;
•the Company’s use of artificial intelligence, including generative artificial intelligence, and its ability to realize anticipated efficiencies and other benefits from its investments in artificial intelligence and automation technologies, and changes in client demand for artificial intelligence-related services;
•adverse tax consequences for the Company, its operations and its stockholders, that may differ from the expectations of the Company, including that recent or future changes in tax laws, potential changes to corporate tax rates in the

United States and disagreements with tax authorities on the Company’s determinations that may result in increased tax costs;
•adverse tax consequences in connection with the business combination that formed the Company in August 2021, including the incurrence of material Canadian federal income tax (including material “emigration tax”);
•the Company’s ability to maintain an effective system of internal control over financial reporting, including the risk that the Company’s internal controls will fail to detect misstatements in its financial statements, such as errors requiring out-of-period adjustments;
•the Company’s ability to accurately forecast its future financial performance and provide accurate guidance;
•the Company’s ability to protect client data from security incidents or cyberattacks;
•economic disruptions resulting from war and other economic and geopolitical tensions (such as the ongoing military conflicts in Iran and the Middle East, and between Russia and Ukraine), terrorist activities, natural disasters, public health events, and tariff and trade policies, including the resulting effects on client marketing spend in affected regions;
•stock price volatility; and
•foreign currency fluctuations.

Investors should carefully consider these risks and the additional risk factors described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”), filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2026, and accessible on the SEC’s website at www.sec.gov, under the caption “Risk Factors,” in our subsequent Quarterly Reports on Form 10-Q and in the Company’s other SEC filings.

SCHEDULE 1
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$816,027	$742,998	$2,306,477	$2,101,556
Operating expenses
Cost of services	511,698	470,937	1,488,293	1,342,240
Office and general expenses	206,942	166,422	611,323	528,845
Depreciation and amortization	48,300	44,260	136,395	127,635
Impairment and other losses	1,028	466	1,219	466
	767,968	682,085	2,237,230	1,999,186
Operating Income	48,059	60,913	69,247	102,370
Other income (expenses):
Interest expense, net	(23,993)	(25,196)	(69,587)	(72,007)
Foreign exchange, net	2,244	(366)	(172)	(484)
Other, net	2,526	(2,032)	3,394	(2,143)
	(19,223)	(27,594)	(66,365)	(74,634)
Income before income taxes and equity in earnings of non-consolidated affiliates	28,836	33,319	2,882	27,736
Income tax expense	10,882	9,555	7,646	13,950
Income (loss) before equity in earnings of non-consolidated affiliates	17,954	23,764	(4,764)	13,786
Equity in income (loss) of non-consolidated affiliates	442	(1)	512	18
Net income (loss)	18,396	23,763	(4,252)	13,804
Net (income) loss attributable to noncontrolling and redeemable noncontrolling interests	(277)	856	1,282	2,637
Net income (loss) attributable to Stagwell Inc. common shareholders	$18,119	$24,619	$(2,970)	$16,441
Earnings (loss) per common share:
Basic	$0.07	$0.10	$(0.01)	$0.08
Diluted	$0.07	$0.09	$(0.01)	$0.04
Weighted average number of common shares outstanding:
Basic	244,666	255,952	247,131	210,139
Diluted	250,989	259,583	247,131	266,773

SCHEDULE 2
STAGWELL INC.
UNAUDITED COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Three Months Ended September 30, 2025	Foreign Currency	Net Acquisitions (Divestitures)	Organic (1)	Total Change	Three Months Ended September 30, 2026	Organic	Total

Marketing Services	$239,961	$(176)	$(3,996)	$(18,108)	$(22,280)	$217,681	(7.5)%	(9.3)%
Digital Transformation	96,111	(233)	599	22,182	22,548	118,659	23.1%	23.5%
Media & Commerce	162,542	(432)	—	(3,366)	(3,798)	158,744	(2.1)%	(2.3)%
Communications	96,631	72	7,657	19,324	27,053	123,684	20.0%	28.0%
The Marketing Cloud	26,571	304	—	28,808	29,112	55,683	108.4%	109.6%
Corporate, eliminations and other	(7,294)	12	—	(3,152)	(3,140)	(10,434)	43.2%	43.0%
	$614,522	$(453)	$4,260	$45,688	$49,495	$664,017	7.4%	8.1%

(1) See Non-GAAP Financial Measures section above for the definition of Organic Net Revenue.

SCHEDULE 3
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Nine Months Ended September 30, 2025	Foreign Currency	Net Acquisitions (Divestitures)	Organic (1)	Total Change	Nine Months Ended September 30, 2026	Organic	Total

Marketing Services	$692,760	$3,086	$(7,740)	$(15,436)	$(20,090)	$672,670	(2.2)%	(2.9)%
Digital Transformation	277,091	(617)	3,826	45,734	48,943	326,034	16.5%	17.7%
Media & Commerce	459,911	1,855	4,185	(191)	5,849	465,760	—%	1.3%
Communications	285,447	1,041	10,271	36,114	47,426	332,873	12.7%	16.6%
The Marketing Cloud	77,364	2,863	—	30,576	33,439	110,803	39.5%	43.2%
Corporate, eliminations and other	(15,735)	(8)	—	(12,173)	(12,181)	(27,916)	77.4%	77.4%
	$1,776,838	$8,220	$10,542	$84,624	$103,386	$1,880,224	4.8%	5.8%

(1) See Non-GAAP Financial Measures section above for the definition of Organic Net Revenue.

SCHEDULE 4
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended September 30, 2026

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, Elimination and Other	Total
Revenue	$255,445	$127,176	$176,857	$210,913	$55,825	$(10,189)	$816,027
Billable costs	37,764	8,517	18,113	87,229	142	245	152,010
Net revenue	217,681	118,659	158,744	123,684	55,683	(10,434)	664,017

Staff costs	126,795	73,620	95,403	59,939	16,572	13,288	385,617
Administrative costs	24,677	6,830	26,650	13,432	5,291	5,878	82,758
Unbillable and other costs, net	24,254	71	16,917	2,455	9,165	(2,056)	50,806
Adjusted EBITDA (1)	41,955	38,138	19,774	47,858	24,655	(27,544)	144,836

Stock-based compensation	11,717	3,675	1,230	4,221	400	7,677	28,920
Depreciation and amortization	11,841	6,256	8,601	6,925	5,995	8,682	48,300
Deferred acquisition consideration	—	3,433	1,216	3,013	13	—	7,675
Impairment and other losses	—	—	—	—	1,028	—	1,028
Other items, net (1)	3,161	318	3,712	701	986	1,976	10,854
Operating income (loss)	$15,236	$24,456	$5,015	$32,998	$16,233	$(45,879)	$48,059

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

SCHEDULE 5
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Nine Months Ended September 30, 2026

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, eliminations and other	Total
Revenue	$786,650	$349,756	$534,561	$552,767	$110,963	$(28,220)	$2,306,477
Billable costs	113,980	23,722	68,801	219,894	160	(304)	426,253
Net revenue	672,670	326,034	465,760	332,873	110,803	(27,916)	1,880,224

Staff costs	390,338	208,901	291,338	178,086	51,460	30,062	1,150,185
Administrative costs	74,036	20,966	74,902	40,634	18,003	10,932	239,473
Unbillable and other costs, net	75,327	381	45,820	6,291	23,962	(4,423)	147,358
Adjusted EBITDA (1)	132,969	95,786	53,700	107,862	17,378	(64,487)	343,208

Stock-based compensation	24,649	8,368	2,871	9,131	906	15,810	61,735
Depreciation and amortization	36,749	18,011	24,319	19,972	18,945	18,399	136,395
Deferred acquisition consideration	(1,969)	13,535	9,854	4,773	573	—	26,766
Impairment and other losses	—	—	191	—	1,028	—	1,219
Other items, net (1)	9,085	1,938	11,692	4,205	1,686	19,240	47,846
Operating income (loss)	$64,455	$53,934	$4,773	$69,781	$(5,760)	$(117,936)	$69,247

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

SCHEDULE 6
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended September 30, 2025

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, eliminations and other	Total
Revenue	$291,089	$104,445	$183,112	$145,086	$26,576	$(7,310)	$742,998
Billable costs	51,128	8,334	20,570	48,455	5	(16)	128,476
Net revenue	239,961	96,111	162,542	96,631	26,571	(7,294)	614,522

Staff costs	138,310	62,845	98,212	56,650	17,969	13,224	387,210
Administrative costs	26,835	6,981	24,225	12,516	3,068	(3,238)	70,387
Unbillable and other costs, net	17,187	401	15,554	2,344	6,898	(1,446)	40,938
Adjusted EBITDA (1)	57,629	25,884	24,551	25,121	(1,364)	(15,834)	115,987

Stock-based compensation	4,240	934	1,111	1,594	200	4,567	12,646
Depreciation and amortization	12,820	5,932	7,524	6,363	6,455	5,166	44,260
Deferred acquisition consideration	(500)	1,874	1,413	(3,716)	(12,419)	—	(13,348)
Impairment and other losses	—	—	—	222	244	—	466
Other items, net (1)	2,200	432	4,153	1,624	1,284	1,357	11,050
Operating income (loss)	$38,869	$16,712	$10,350	$19,034	$2,872	$(26,924)	$60,913

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items.

SCHEDULE 7
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Nine Months Ended September 30, 2025

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, Elimination and Other	Total
Revenue	$817,294	$294,301	$509,416	$420,556	$77,380	$(17,391)	$2,101,556
Billable costs	124,534	17,210	49,505	135,109	16	(1,656)	324,718
Net Revenue	692,760	277,091	459,911	285,447	77,364	(15,735)	1,776,838

Staff costs	401,036	186,972	291,228	172,273	52,001	33,232	1,136,742
Administrative costs	83,338	19,599	70,963	37,042	11,582	(4,301)	218,223
Unbillable and other costs, net	61,801	1,178	44,486	7,103	18,399	(3,665)	129,302
Adjusted EBITDA (1)	146,585	69,342	53,234	69,029	(4,618)	(41,001)	292,571

Stock-based compensation	14,832	3,081	3,302	6,760	541	15,627	44,143
Depreciation and amortization	39,556	17,250	22,211	19,349	17,436	11,833	127,635
Deferred acquisition consideration	(4,784)	7,729	2,942	(4,879)	(10,919)	—	(9,911)
Impairment and other losses	—	—	—	222	244	—	466
Other items, net (1)	3,133	1,493	11,210	3,686	2,609	5,737	27,868
Operating income (loss)	$93,848	$39,789	$13,569	$43,891	$(14,529)	$(74,198)	$102,370

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

SCHEDULE 8
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended September 30, 2026

	GAAP	Adjustments (1)	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$18,119	$67,859	$85,978

Diluted - Weighted average number of shares outstanding	250,989	—	250,989

Diluted EPS and Adjusted Diluted EPS (1)	$0.07		$0.34

Adjustments to Net income
Amortization		$42,884
Impairment and other losses		1,028
Stock-based compensation		28,920
Deferred acquisition consideration		7,675
Other items, net (2)		7,409
		87,916
Adjustment to GAAP income tax expense (3)		(20,057)
		$67,859

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted Diluted EPS.
(2) Other items, net, primarily includes restructuring, certain system implementation costs, working capital administrative fees, acquisition-related expense, and other non-recurring expenses.
(3) Represents the difference between the income tax expense of $10.9 million at an effective tax rate of 37.7% on a GAAP basis and the income tax expense of $30.9 million at an effective tax rate of 26.5% on a non-GAAP basis. The difference reflects the tax impact of non-GAAP adjustments.

SCHEDULE 9
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Nine Months Ended September 30, 2026

	GAAP	Adjustments (1)	Non-GAAP
Net (loss) income attributable to Stagwell Inc. common shareholders	$(2,970)	$193,633	$190,663

Diluted - Weighted average number of common shares outstanding	247,131	—	247,131

Diluted EPS and Adjusted Diluted EPS (1)	$(0.01)		$0.77

Adjustments to Net (loss) income
Amortization		$119,962
Impairment and other losses		1,219
Stock-based compensation		61,735
Deferred acquisition consideration		26,766
Other items, net (2)		44,401
		254,083
Adjustment to GAAP income tax expense (3)		(60,450)
		$193,633

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted Diluted EPS.
(2) Other items, net, primarily includes restructuring, certain system implementation costs, working capital administrative fees, acquisition-related expense, and other non-recurring expenses.
(3) Represents the difference between the income tax expense of $7.6 million at an effective tax rate of 265.3% on a GAAP basis and the income tax expense of $68.1 million at an effective tax rate of 26.5% on a non-GAAP basis. The difference reflects the tax impact of non-GAAP adjustments.

SCHEDULE 10
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended September 30, 2025

	GAAP	Adjustments (1)	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$24,619	$38,575	$63,194

Diluted - Weighted average number of common shares outstanding	259,583	—	259,583

Diluted EPS and Adjusted Diluted EPS (1)	$0.09		$0.24

Adjustments to Net income
Amortization		$38,707
Impairment and other losses		466
Stock-based compensation		12,646
Deferred acquisition consideration		(13,348)
Other items, net (2)		13,333
		51,804
Adjustment to GAAP income tax expense (3)		(13,229)
		38,575

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted Diluted EPS.
(2) Other items, net, primarily includes restructuring, certain system implementation costs, working capital administrative fees, acquisition-related expense, and other non-recurring expenses.
(3) Represents the difference between the income tax expense of $9.6 million at an effective tax rate of 28.7% on a GAAP basis and the income tax expense of $22.8 million at an effective tax rate of 26.5% on a non-GAAP basis. The difference reflects the tax impact of non-GAAP adjustments.

SCHEDULE 11
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Nine Months Ended September 30, 2025

	GAAP	Adjustments (1)	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$16,441	$134,175	$150,616
Net loss attributable to Class C shareholders	(6,637)	—	(6,637)
Net income attributable to Stagwell Inc. and Class C shareholders and adjusted net income	$9,804	$134,175	$143,979

Diluted - Weighted average number of common shares outstanding	214,557	—	214,557
Weighted average number of shares of Class C Common Stock outstanding	52,216	—	52,216
Diluted - Weighted average number of shares outstanding	266,773	—	266,773

Diluted EPS and Adjusted Diluted EPS (1)	$0.04		$0.54

Adjustments to Net income
Amortization		$107,281
Impairment and other losses		466
Stock-based compensation		44,143
Deferred acquisition consideration		(9,911)
Other items, net (2)		30,151
		172,130
Adjustment to GAAP income tax expense (3)		(37,955)
		$134,175

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted Diluted EPS.
(2) Other items, net, primarily includes restructuring, certain system implementation costs, working capital administrative fees, acquisition-related expense, and other non-recurring expenses.
(3) Represents the difference between the income tax expense of $14.0 million at an effective tax rate of 50.3% on a GAAP basis and the income tax expense of $51.9 million at an effective tax rate of 26.5% on a non-GAAP basis. The difference reflects the tax impact of non-GAAP adjustments.

SCHEDULE 12
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	September 30, 2026	December 31, 2025

ASSETS
Current Assets
Cash and cash equivalents	$132,197	$104,537
Accounts receivable, net	772,787	735,752
Expenditures billable to clients	144,015	164,694
Other current assets	174,932	157,309
Total Current Assets	1,223,931	1,162,292
Fixed assets, net	70,083	73,081
Right-of-use assets - operating leases	189,243	213,576
Goodwill	1,598,491	1,595,238
Other intangible assets, net	795,689	834,248
Deferred tax assets	280,193	281,057
Other assets	53,812	55,055
Total Assets	$4,211,442	$4,214,547
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS ("RNCI"), AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$489,376	$548,320
Accrued media	228,612	239,490
Accruals and other liabilities	330,142	291,554
Advance billings	365,529	329,815
Current portion of lease liabilities - operating leases	55,073	55,386
Current portion of deferred acquisition consideration	42,871	15,446
Total Current Liabilities	1,511,603	1,480,011
Long-term debt	1,414,574	1,326,013
Long-term portion of deferred acquisition consideration	21,494	24,598
Long-term lease liabilities - operating leases	195,482	224,397
Deferred tax liabilities	53,899	54,726
Long-term tax receivable agreement liability	252,390	252,390
Other liabilities	30,456	51,077
Total Liabilities	3,479,898	3,413,212
Redeemable Noncontrolling Interests	21,247	24,968
Commitments, contingencies and guarantees
Shareholders' Equity
Common shares - Class A	245	252
Paid-in capital	697,402	744,463
Retained earnings	31,203	32,930
Accumulated other comprehensive loss	(34,787)	(19,252)
Stagwell Inc. Shareholders' Equity	694,063	758,393
Noncontrolling interests	16,234	17,974
Total Shareholders' Equity	710,297	776,367
Total liabilities, RNCI, and shareholders’ equity	$4,211,442	$4,214,547

SCHEDULE 13
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED SUMMARY CASH FLOW DATA
(amounts in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(4,252)	$13,804
Adjustments to reconcile net loss to cash provided by operating activities:
Stock-based compensation	61,735	44,143
Depreciation and amortization	136,395	127,635
Amortization of right-of-use lease assets and lease liability interest	47,471	51,208
Impairment and other (gains) losses	(2,226)	(3,063)
Deferred income taxes	476	3,216
Adjustment to deferred acquisition consideration	26,766	(9,911)
Other, net	2,280	1,319
Changes in working capital:
Accounts receivable	(51,575)	(3,477)
Expenditures billable to clients	20,723	26,266
Other current assets	(22,408)	(53,377)
Accounts payable	(50,059)	(57,306)
Accrued expenses and other liabilities	5,297	(117,118)
Advance billings	35,360	67,964
Current portion of lease liabilities - operating leases	(52,254)	(59,414)
Deferred acquisition related payments	(1,450)	(1,176)
Net cash provided by operating activities	152,279	30,713
Cash flows from investing activities:
Capitalized software	(75,855)	(45,315)
Capital expenditures	(27,405)	(26,338)
Acquisitions, net of cash acquired	(6,347)	(6,179)
Other	(4,303)	(2,927)
Net cash used in investing activities	(113,910)	(80,759)
Cash flows from financing activities:
Repayment of borrowings under revolving credit facility	(1,533,426)	(1,412,000)
Proceeds from borrowings under revolving credit facility	1,619,780	1,586,326
Shares repurchased and cancelled	(90,716)	(105,183)
Distributions to noncontrolling interests and RNCI	(3,903)	(5,018)
Payment of deferred consideration	(337)	(16,103)
Purchase of noncontrolling interest	(450)	—
Tax Receivables Agreement payment	(2,554)	—
Debt financing and other costs	—	(3,795)
Net cash (used in) provided by financing activities	(11,606)	44,227
Effect of exchange rate changes on cash and cash equivalents	897	6,718
Net increase in cash and cash equivalents	27,660	899
Cash and cash equivalents at beginning of period	104,537	131,339
Cash and cash equivalents at end of period	$132,197	$132,238